UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 623

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

Akers Biosciences, Inc.

1185 Avenue of the Americas

3rd Floor

New York, New York USA 10036

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	MYMD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of the Merger

On April 16, 2021, pursuant to the previously announced Agreement and Plan of Merger and Reorganization, dated November 11, 2020 (the “Original Merger Agreement”), as amended by Amendment No. 1 thereto, dated March 16, 2021 (the Original Merger Agreement, as amended by Amendment No. 1, the “Merger Agreement”), by and among MyMD Pharmaceuticals, Inc., a New Jersey corporation previously known as Akers Biosciences, Inc. (the “Company”), XYZ Merger Sub Inc., a Florida corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and MyMD Pharmaceuticals (Florida), Inc., a Florida corporation previously known as MyMD Pharmaceuticals, Inc. (“MyMD Florida”), Merger Sub was merged with and into MyMD Florida, with MyMD Florida continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of MyMD Florida’s common stock, par value $0.001 per share (the “MyMD Florida Common Stock”), including shares underlying MyMD’s outstanding equity awards, was converted into the right to receive (x) 0.7718 shares (the “Exchange Ratio”) of the Company’s common stock, no par value per share (the “Company Common Stock”), (y) an amount in cash, on a pro rata basis, equal to the aggregate cash proceeds received by the Company from the exercise of any options to purchase shares of MyMD Florida Common Stock outstanding at the effective time of the Merger assumed by the Company upon closing of the Merger prior to the second-year anniversary of the closing of the Merger (the “Option Exercise Period”), such payment (the “Additional Consideration”), and (z) potential milestone payment in shares of Company Common Stock up to the aggregate number of shares issued by the Company to MyMD Florida stockholders at the closing of the Merger payable upon the achievement of certain market capitalization milestone events during the 36-month period immediately following the closing of the Merger. Immediately following the effective time of the Merger, the Company effected a 1-for-2 reverse stock split of the issued and outstanding Company Common Stock (the “Reverse Stock Split”). Upon completion of the Merger and the transactions contemplated in the Merger Agreement, (i) the former MyMD Florida equity holders own approximately 77.39% of the outstanding equity of the Company on a fully diluted basis, assuming the exercise in full of the pre-funded warrants to purchase 986,486 shares of Company Common stock and including 4,188,315 shares of Company Common Stock underlying options to purchase shares of MyMD Florida Common Stock assumed by the company at closing and after adjustments based on the Company’s net cash at closing; and (ii) former Akers Biosciences, Inc. (“Akers”) stockholders own approximately 22.61% of the outstanding equity of the Company.

Following the Merger and after giving effect to the Reverse Stock Split, the Company had outstanding approximately 37,135,260 shares of Company Common Stock, 72,992 shares of Series D Convertible Preferred Stock that are convertible into 36,496 shares of Company Common Stock, pre-funded warrants to purchase an aggregate of 986,486 shares of Company Common Stock at an exercise price of $0.002 per share, warrants to purchase an aggregate of 5,463,032 shares of Company Common stock at a weighted average exercise price of $5.57 per share, options to purchase an aggregate of 4,188,315 shares of Company Common Stock at a weighted average exercise price of $2.60 per share, and 27,500 shares of Company Common stock issuable upon the conversion of 55,000 shares of the Company’s Series C Convertible Preferred Stock issuable upon exercise of warrants at an exercise price of $4.00 per share. The holders of approximately 49.68% of outstanding shares of Company Common Stock are subject to lockup agreements pursuant to which such stockholders have agreed, except in limited circumstances, not to transfer, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, any shares of Company capital stock for 180 days following the effective time of the Merger. For the subsequent 180 days after the initial 180-day lock-up period, any disposal of Company Common Stock must be only in accordance with the volume limitations set forth in paragraph (2) of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”).

The Company Common Stock listed on The Nasdaq Capital Market, previously trading through the close of business on April 16, 2021 under the ticker symbol “AKER,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “MYMD” on April 19, 2021.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Original Merger Agreement and Amendment No. 1, which were filed as Exhibit 2.1 and Exhibit 2.2 and are incorporated by reference herein.

Closing of Contribution and Assignment Agreement

On April 16, 2021, the parties consummated the transactions contemplated pursuant to the previously announced Contribution and Assignment Agreement, dated March 18, 2021 (the “Contribution and Assignment Agreement”) by and among the Company, Cystron Biotech LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Cystron”), Oravax Medical, Inc. (“Oravax”) and, for the limited purpose set forth therein, Premas Biotech PVT Ltd. (“Premas”). Pursuant to the Contribution and Assignment Agreement, effective upon the closing of the Merger, Akers agreed (i) to contribute an amount in cash equal to $1,500,000 to Oravax and (ii) cause Cystron to contribute substantially all of the assets associated with its business or developing and manufacturing Cystron’s COVID-19 vaccine candidate to Oravax (the “Contribution Transaction”). In consideration for the Company’s commitment to consummate the Contribution Transaction, Oravax issued to the Company 390,000 shares of its capital stock (equivalent to 13% of Oravax’s outstanding capital stock on a fully diluted basis) and assumed all of the obligations or liabilities in respect of the assets of Cystron, including the obligations under the license agreement with Premas. In addition, Oravax agreed to pay future royalties to the Company equal to 2.5% of all net sales of products (or combination products) manufactured, tested, distributed and/or marketed by Oravax or its subsidiaries.

The foregoing description of the Contribution and Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution and Assignment Agreement, which is filed as Exhibit 10.2 and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

Reverse Stock Split

As previously disclosed, at the special meeting of the Company’s stockholders held on April 15, 2021, the Company’s stockholders approved a certificate of amendment to the Company’s certificate of incorporation to effect the Reverse Stock Split. On April 16, 2021, the Company filed the certificate of amendment to the Company’s certificate of incorporation with the Secretary of State of the State of New Jersey to effect the Reverse Stock Split (the “Reverse Split Amendment”). As a result of the Reverse Stock Split, immediately following the effective time of the Merger, every two shares of the Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of the Company’s Common Stock. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Split Amendment provides that each stockholder who did not have a number of shares evenly divisible pursuant to the Reverse Stock Split ratio and who would otherwise be entitled to receive a fractional share of Company Common Stock was entitled to receive an additional share of Company Common Stock.

The foregoing description of the certificate of amendment to the Reverse Split Amendment is not complete and is qualified in its entirety by reference to a copy of the Reverse Split Amendment, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The information in Item 2.01 relating to the Reverse Stock Split is incorporated by reference herein.

Amended and Restated Certificate of Incorporation and Bylaws

The information set forth in Item 5.03 under the headings “Amended and Restated Certificate of Incorporation” and “Amended and Restated Bylaws” is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information required by this Item 5.01 is contained in Item 2.01 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignations

On April 15, 2021, Christopher C. Schreiber, the Company’s Chief Executive Officer and President, tendered his resignation from his position as Chief Executive Officer of the Company, effective at the effective time of the Merger. The resignation letter did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to his resignation.

Officer RSUs

On September 11, 2020, pursuant to the terms of the Restricted Stock Unit Agreement, by and between the Company and Christopher C. Schreiber under the Company’s 2018 Equity Incentive Plan, Mr. Schreiber was granted 263,500 restricted stock units (“RSUs”), which accelerated and vested in full upon the closing of the Merger. At the election of the Company, the vested RSUs may be settled for cash. On April 15, 2021, the Company’s stockholders approved, on a non-binding advisory basis, the compensation that became payable to Mr. Schreiber in connection with the Merger, including any stock or cash that may be paid in connection with the vesting of the RSUs.

Director Appointments

Pursuant to the terms of the Merger Agreement, the Board appointed Chris Chapman, M.D., Craig Eagle, M.D., and Jude Uzonwanne (the “New Directors”) to the Board effective as of at the effective time of the Merger.

Following the effective time of the Merger, the Board appointed Bill J. White (Chair), Joshua Silverman, and Jude Uzonwanne as the members of the Audit Committee, Bill J. White (Chair), Joshua Silverman and Jude Uzonwanne, as the members of the Risk and Disclosure Committee of the Board, Joshua Silverman (Chair), Craig Eagle, M.D., and Jude Uzonwanne as the members of the Compensation Committee of the Board, and Jude Uzonwanne (Chair), Bill J. White, and Joshua Silverman as the members of the Nominating and Governance Committee of the Board.

Officer Appointments

Immediately following the effective time of the Merger, the Board appointed the following individuals to the office or offices set forth opposite his name below:

Name:	Office:

Chris Chapman, M.D.	President and Chief Medical Officer
Adam Kaplin, M.D., Ph.D.	Chief Scientific Officer
Paul Rivard, Esq.	Executive Vice President of Operations and General Counsel

Chris Chapman, M.D., 68, in addition to his roles as the Company’s President and Chief Medical Officer and a member of the Board, was appointed as President and Chief Medical Officer of MYMD Florida effective as of November 1, 2020. Prior to joining MYMD Florida and since 1999, Dr. Chapman has also served as the Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., a consulting organization that provides support to pharmaceutical and biotech companies in North America, Europe, Japan, India and Africa on issues such as product safety, pharmacovigilance, medical devices, clinical trials and regulatory issues. In addition, from 2003-2004, Dr. Chapman served as the Associate Director of Drug Safety, Pharmacovigilance, and Clinical Operations for Organon Pharmaceuticals, where he was responsible for the supervision of four fellow M.D.s and 10 drug safety specialists. Prior to his time at Organon, Dr. Chapman served as Director, Medical Affairs, Drug Safety and Medical Writing Departments at Quintiles (currently known as IQVIA), from 1995-2003, where he grew the division from no employees to forty employees, including eight board certified physicians, four RNs, two pharmacists, eight medical writers and supporting staff. Dr. Chapman has also served on the board of directors of Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) from 2007-2016, including as a member of the Audit Committee from 2007-2014, chairperson of the Compensation Committee from 2007-2014, and chairperson of the Executive Search Committee from 2007 to 2014. Dr. Chapman is an experienced executive and global medical expert and has extensive experience in providing monitoring and oversight for ongoing clinical trials including both adult and pediatric subjects. Dr. Chapman is also the founder of the Chapman Pharmaceutical Health Foundation, an IRS Section 501(c)(3) nonprofit organization established to solicit public funds and to support healthcare needs such as AIDS, diabetes, hypertension, lupus, sickle cell anemia, malaria and tuberculosis, which was organized in 2006. Dr. Chapman is a graduate of the Harvard Kennedy School of Cambridge, Massachusetts for financial management in 2020. Dr. Chapman received his M.D. degree from Georgetown University in Washington, D.C. in 1987, and completed his internship in Internal Medicine, a residency in Anesthesiology and a fellowship in Cardiovascular and Obstetric Anesthesiology at Georgetown.

Adam Kaplin, M.D., Ph.D., 54, in addition to his role as the Company’s Chief Scientific Officer, was appointed Chief Scientific Officer of MYMD Florida effective as of December 18, 2020. Prior to joining MYMD Florida, Dr. Kaplin has served in a number of positions at John Hopkins University, including Principal Neuro-Psychiatric Consultant to the Johns Hopkins Multiple Sclerosis Center of Excellence, Director of the Johns Hopkins Ketamine Clinic and the Departments of Psychiatry & Neurology at Johns Hopkins University School of Medicine, positions he has held at various times from 2002 to present. In addition, since 2019, Dr. Kaplin has served as Adjunct Faculty at the George Mason University Department of Global and Community Health. Dr. Kaplin has also served as Co-Founder of numerous healthcare related startups, including, from 2018 to present, REWARD Pathways Inc., a company devoted to addiction treatment development focused on a combined eHealth and medicine approach to curing addiction, and from 2016 to present, Hollinger Kaplin Benjamin & Bond, an eHealth software development company. Dr. Kaplin’s research focuses on the investigation of the biological basis of immune mediated depression and cognitive impairment by using multiple sclerosis as the model. Dr. Kaplin has also been active for over a decade in the development and application of health information technology to mental health, combining this work with providing neuropsychiatric consultation and ongoing care of patients with multiple sclerosis spectrum disorders. Dr. Kaplin’s original research has been published over 40 times in several different publications, and he has authored or co-authored numerous review articles and textbooks. Dr. Kaplin received his B.S. in Biology from Yale University, graduating cum laude in 1988, and received his M.D. and Ph.D. from the Johns Hopkins University School of Medicine in 1996.

Paul Rivard, Esq., 50, in addition to serving as the Company’s Executive Vice President of Operations and General Counsel, was appointed Executive Vice President of Operations and General Counsel of MYMD Florida effective as of September 21, 2020. Prior to joining MYMD Florida, Mr. Rivard was a principal shareholder of Banner Witcoff, a national law firm specializing in intellectual property law, from 2003-2020, and in that capacity also served as Chair of the firm’s Prosecution Policies and Procedures Committee, developing and refining internal procedures, workflow, and docketing practices to improve efficiencies and mitigate risk. Before becoming a principal shareholder, Mr. Rivard was an associate at Banner Witcoff from 1998-2002. In addition, prior to his time at Banner Witcoff, Mr. Rivard served as a patent examiner for the United States Patent and Trademark Office from 1992-1998. Mr. Rivard brings more than 20 years of experience as intellectual property counsel for clients ranging from startups to Fortune 100 companies in the life sciences, chemical and consumer product industries, including primary outside intellectual property counsel for MYMD Florida from 2014-2020. Mr. Rivard has worked closely with strategic decision makers and in-house counsel of his numerous clients, seeking to align intellectual property procurement, enforcement and licensing strategies with business objectives. Mr. Rivard received his Juris Doctor from Catholic University of America’s Columbus School of Law, graduating cum laude in 1998, and his B.S. in Chemical Engineering from Clarkson University in 1992.

Adoption of Benefit Plan and Assumption of Stock Options

Pursuant to the Merger Agreement, effective as of the effective time of the Merger, the Company assumed MyMD Florida’s Second Amendment to Amended and Restated 2016 Stock Incentive Plan (the “2016 Plan”), assuming all of MYMD Florida’s rights and obligations with respect to the options issued thereunder. In addition, pursuant to the Merger Agreement, at the effective time of the Merger, the Company adopted the 2021 Equity Incentive Plan (the “2021 Plan”), which was approved by the Company’s stockholders on April 15, 2021.

The 2021 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards which may be granted singly, in combination or in tandem, and which may be paid in cash or shares of Company Common Stock. At the effective time of the Merger, the number of shares of Company Common Stock that are reserved for issuance pursuant to awards under the 2021 Plan is 7,228,184 shares (post-Reverse Stock Split), 100% of which may be delivered as incentive stock options.

The 2021 Plan will terminate on April 16, 2031, the tenth anniversary of its effective date. No award may be made under the 2021 Plan after its expiration date.

The foregoing description of the 2021 Plan does not purport to be complete and is qualified entirely by reference to the full text of the 2021 Plan, which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

In addition, under the terms of the Merger Agreement, the Company assumed all of MyMD Florida’s rights and obligations under MyMD Florida’s stock options that were outstanding immediately prior to the effective time of the Merger, and each such stock option, whether or not vested, was converted into a stock option representing the right to purchase shares of Company Common Stock, on terms substantially the same as those in effect immediately prior to the effective time, except that the number of shares of Company Common Stock issuable and the exercise price per share of such stock options was adjusted by the Exchange Ratio. Additionally, the number of shares and exercise price per share of Company Common Stock under the assumed MyMD Florida stock options was further adjusted by the Reverse Stock Split.

In connection with the 2021 Plan, the Board adopted forms of (i) a Nonqualified Stock Option Agreement, (ii) an Incentive Stock Option Agreement and (iii) a Restricted Stock Award Agreement, each of which are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated by reference herein.

Pursuant to the Incentive Stock Option Agreement, participants will be granted options to purchase shares of Company Common Stock at a price equal to the fair market value per share of the Company Common Stock on the date of grant or 110% of such fair market value, in the case of a ten percent (10%) or more stockholder as provided in Section 422 of the United States Internal Revenue Code of 1986 (the “Code”). Options granted pursuant to the Incentive Stock Option Agreement will expire on the date immediately preceding the tenth anniversary of the date of grant (or the date immediately preceding the fifth anniversary of the date of grant, in the case of a ten percent (10%) or more stockholder, as provided in Section 422 of the Code), unless terminated earlier.

Pursuant to the Nonqualified Stock Option Agreement, participants will be granted options to purchase shares of Company Common Stock at a price equal to the fair market value per share of the Company Common Stock on the date of grant. The options issued pursuant to the Nonqualified Stock Option Agreement will expire on the date immediately preceding the tenth anniversary of the date of grant, unless terminated earlier.

Pursuant to the Restricted Stock Award Agreement, participants will be granted restricted stock subject to such restrictions, price and vesting requirements set forth at the discretion of the Compensation Committee of the Company’s board of directors or such other committee appointed or designated by the Company’s board of directors to administer the 2021 Plan (the “Committee”). Restricted stock granted to participants pursuant to the Restricted Stock Award Agreement may be converted into the number of shares of Company Common Stock equal to the number of restricted stock units at such time as such units are no longer subject to restrictions as established by the Committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter Amendment

The information set forth in Item 3.03 under the heading “Reverse Stock Split” is incorporated by reference herein.

Amended and Restated Certificate of Incorporation

In connection with the Merger Agreement, the Company agreed to seek the approval of its stockholders to amend and restate the Company’s Amended and Restated Certificate of Incorporation as amended (the “A&R Charter”). The Company obtained stockholder approval of the A&R Charter and, on April 16, 2021, filed the A&R Charter with the Secretary of State of the State of New Jersey.

The key amendments included in the A&R Charter are as follows:

●	the name of the Company is changed to “MyMD Pharmaceuticals, Inc.”;
●	the number of authorized shares of Company common stock increased from 100,000,000 shares to 500,000,000 shares;
●	removal of certain provisions under Article FOURTH providing for previously effectuated stock splits and the number of authorized shares which had already been effectuated;
●	the structure of the board of directors is changed from a classified board of three classes to a non-classified board of a single class;
●	includes that any amendment of clauses addressing indemnification of directors and officers does not eliminate or reduce the effect of indemnification in respect of any matter occurring, or any proceeding accruing or arising or that, but for the indemnification provisions, would accrue or arise, prior to such amendment, repeat or adoption of an inconsistent provision;
●	amendment to Article FIFTH to provide that holders of preferred stock may not vote on any amendment or alteration of the A&R Charter that would authorize, create, or increase the amount of any other class or series of preferred stock or any alteration, amendment or repeal of any provision or any other series of preferred stock that does not adversely affect in any material respect the rights of such holder;
●	amendment to Article FIFTH to provide that holders of common stock may not vote on any amendment or alteration of the A&R Charter that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, ether separately or together with the holders or one or more other series of preferred stock, to vote thereon;
●	replacement of Article SEVENTH with a simplified article, which authorizes the board of directors to set the number of directors in accordance with the Company’s Bylaws;
●	replacement of the 40% quorum requirement for the taking of stockholder action in Article EIGHTH with a requirement for the presence of the holders of the shares entitled to cast a majority of the votes at a meeting of stockholders; and
●	simplification and consolidation of various clauses.

The foregoing description of the A&R Charter does not purport to be complete and is qualified entirely by reference to the full text of the A&R Charter, which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

Amended and Restated Bylaws

Effective as of the effective time of the Merger, the Company adopted amended and restated bylaws (the “Amended and Restated Bylaws”). The Company’s Amended and Restated Bylaws now (i) reflect the change of the Company’s name pursuant to the A&R Charter, (ii) align more closely with the A&R Charter, including providing that the size of the board of directors shall be determined by the board and that if any action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater plurality is required by the A&R Charter or applicable law, and (iii) allow for the shares of the Company to be issued in uncertificated form.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified entirely by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.3 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 16, 2021, the Company issued a press release announcing shareholder approval of the Merger, the Reverse Stock Split and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference Securities Exchange Act of 1934, as amended (the “Exchange Act”) in any filing under the Exchange Act or the Act, except as shall be expressly set forth by reference in such a filing.

Item 8.01.	Other Events.

In connection with the Merger and the Reverse Stock Split, the Company Common Stock possesses a new CUSIP number (62856X102).

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated November 11, 2020, by and among Akers Biosciences, Inc, XYZ Merger Sub Inc. and MYMD Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to Akers Biosciences, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2020)
2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated March 16, 2021 (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021)
3.1	Amended and Restated Certificate of Incorporation, effective April 16, 2021
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective April 16, 2021
3.3	Amended and Restated Bylaws of MyMD Pharmaceuticals, Inc., effective April 16, 2021
10.2	Contribution and Assignment Agreement, dated March 18, 2021 (incorporated herein by reference to Exhibit 10.48 to the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on March 19, 2021)
10.3#	MyMD Pharmaceuticals, Inc. 2021 Equity Incentive Plan
10.4#	Form of Nonqualified Stock Option Agreement
10.5#	Form of Incentive Stock Option Agreement
10.6#	Form of Restricted Stock Award Agreement
99.1	Press Release, issued April 16, 2021 (furnished pursuant to Item 7.01)

# Management contract or compensatory plan or arrangement.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyMD PHARMACEUTICALS, INC.

Date: April 21, 2021	By:	/s/ Chris Chapman
Chris Chapman, M.D.
President